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                       EQUITY RESIDENTIAL PROPERTIES TRUST
                             CONSOLIDATED HISTORICAL
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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                                                                                                    HISTORICAL
                                                                         ---------------------------------------------------------
                                                                           03/31/01        3/31/00      12/31/00      12/31/99
                                                                         ------------   -------------  -------------  ------------
                                                                                             (Amounts in thousands)
Income before allocation to Minority Interests, income
   from investments in unconsolidated entities, net gain
   on sales of real estate, extraordinary items and cummulative
   effect of change in accounting principle                              $    100,565   $    83,969    $     380,613    $  319,842

   Interest and other financing costs                                          95,276        95,111          382,946       337,189
   Amortization of deferred financing costs                                     1,397         1,341            5,473         4,084
   Income from investments in unconsolidated entities (cash basis)              5,664         4,085           18,051         7,125
                                                                         ------------   -------------  -------------  ------------
Earnings before combined fixed charges
   and preferred distributions                                                202,902       184,506          787,083       668,240

   Depreciation/amortization                                                  113,738       111,886          451,344       408,688
   Non-real estate depreciation                                                (2,259)       (1,567)         (12,093)       (7,231)
   Depreciation from Unconsolidated Properties                                  2,400           105            2,720         1,009
   Depreciation from Partially Owned Properties                                  (405)         (343)          (1,476)            -
   Loss on investment in technology segment                                     3,003             -            1,000             -
   Allocation to Minority Interests-Partially Owned Properties                   (105)           45              132             -
                                                                         ------------   -------------  -------------  ------------
Funds from operations before combined fixed charges
    and preferred distributions                                          $    319,274   $   294,632    $   1,228,710    $1,070,706
                                                                         ============   =============  =============  ============
 Interest and other financing costs                                      $     95,276   $    95,111    $     382,946    $  337,189
 Amortization of deferred financing costs                                       1,397         1,341            5,473         4,084
 Interest capitalized for real estate under construction                          667           236            1,325         1,493
                                                                         ------------   -------------  -------------  ------------
Total Combined Fixed Charges                                                   97,340        96,688          389,744       342,766
   Preferred distributions                                                     28,526        28,388          111,941       113,196
                                                                         ------------   -------------  -------------  ------------
Total Combined Fixed Charges
   and Preferred Distributions                                           $    125,866   $   125,076    $     501,685    $  455,962
                                                                         ============   =============  =============  ============
Ratio of earnings before combined fixed charges and
    preferred distributions to total combined fixed charges                      2.08          1.91             2.02          1.95
                                                                         ============   =============  =============  ============
Ratio of earnings before combined fixed charges
    and preferred distributions to total combined
    Fixed charges and preferred distributions                                    1.61          1.48             1.57          1.47
                                                                         ============   =============  =============  ============
Ratio of funds from operations before combined fixed
    charges and preferred distributions to total
    combined fixed charges and preferred distributions                           2.54          2.36             2.45          2.35
                                                                         ============   =============  =============  ============
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

                                                                                           HISTORICAL
                                                                         ------------------------------------------
                                                                          12/31/98       12/31/97       12/31/96
                                                                         -----------  --------------  -------------
                                                                                      (Amounts in thousands)
Income before allocation to Minority Interests, income
   from investments in unconsolidated entities, net gain
   on sales of real estate, extraordinary items and cummulative
   effect of change in accounting principle                              $   251,927  $      176,014   $     97,033

   Interest and other financing costs                                        246,585         121,324         81,351
   Amortization of deferred financing costs                                    2,757           2,523          4,242
   Income from investments in unconsolidated entities (cash basis)             2,039               -              -
                                                                         -----------  --------------  -------------
Earnings before combined fixed charges
   and preferred distributions                                               503,308         299,861        182,626

   Depreciation/amortization                                                 301,869         156,644         93,253
   Non-real estate depreciation                                              (5,361)         (3,118)        (2,079)
   Depreciation from Unconsolidated Properties                                   183               -              -
   Depreciation from Partially Owned Properties                                    -               -              -
   Loss on investment in technology segment                                        -               -              -
   Allocation to Minority Interests-Partially Owned Properties                     -               -              -
                                                                         -----------  --------------  -------------
Funds from operations before combined fixed charges
    and preferred distributions                                          $   799,999  $      453,387  $    273,800
                                                                         ============ ==============  =============
 Interest and other financing costs                                      $   246,585  $      121,324  $     81,351
 Amortization of deferred financing costs                                      2,757           2,523         4,242
 Interest capitalized for real estate under construction                       1,620               -             -
                                                                         -----------  --------------  -------------
Total Combined Fixed Charges                                                 250,962         123,847        85,593
   Preferred distributions                                                    92,917          59,012        29,015
                                                                         -----------  --------------  -------------
Total Combined Fixed Charges
   and Preferred Distributions                                           $   343,879  $      182,859  $    114,608
                                                                         ============ ==============  =============
Ratio of earnings before combined fixed charges and
    preferred distributions to total combined fixed charges                     2.01            2.42          2.13
                                                                         ============ ==============  =============
Ratio of earnings before combined fixed charges
    and preferred distributions to total combined
    Fixed charges and preferred distributions                                   1.46            1.64          1.59
                                                                         ============ ==============  =============
Ratio of funds from operations before combined fixed
    charges and preferred distributions to total
    combined fixed charges and preferred distributions                          2.33            2.48          2.39
                                                                         ============ ==============  =============
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